UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 26, 2006

                        Patient Safety Technologies, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                    333-124594                13-3419202
(State or Other Jurisdiction       (Commission File          (I.R.S. Employer
      of Incorporation)                Number)            Identification Number)

             1800 Century Park East, Ste. 200, Los Angeles, CA 90067
               (Address of principal executive offices) (zip code)

                                 (310) 895-7750
              (Registrant's telephone number, including area code)

                                   Copies to:
                               Marc J. Ross, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry Into a Material Definitive Agreement.

Loans from Ault Glazer Bodnar Acquisition Fund LLC

      Ault Glazer Bodnar Acquisition Fund LLC ("AGB Acquisition Fund") loaned Patient Safety Technologies, Inc. (the "Company") $25,000 on January 26, 2006 and $35,000 on January 27, 2006. Together with prior loans from AGB Acquisition Fund to the Company on January 11, 2006 and January 19, 2006, AGB Acquisition Fund has loaned the Company a total of $295,000. As consideration for the January 26, 2006 and January 27, 2006 loans, the Company issued AGB Acquisition Fund two secured promissory notes in the principal amount of $25,000 and $35,000 (the "Notes") and entered into security agreements granting AGB Acquisition Fund a security interest in the Company's personal property and fixtures, inventory, products and proceeds as security for the Company's obligations under the Notes.

      The Notes accrue interest at the rate of 7% per annum, which together with principal is due to be repaid on March 26, 2006 (for the $25,000 principal amount Note) and March 27, 2006 (for the $35,000 principal amount Note). At the option of the Company, payments of principal and interest may be paid by exchange of any securities owned by the Company valued on the day before the respective maturity date of the Notes.

      Ault Glazer Bodnar & Company, Inc. is the managing member of AGB Acquisition Fund. The Company's former Chairman and Chief Executive Officer, Milton "Todd" Ault, III, is Chairman and Chief Executive Officer of Ault Glazer Bodnar & Company, Inc. The Company's Chief Financial Officer, William B. Horne, is also Chief Financial Officer of Ault Glazer Bodnar & Company, Inc. The Company's President and Secretary, Lynne Silverstein, is Secretary and a director of Ault Glazer Bodnar & Company, Inc. Melanie Glazer, Manager of the Company's subsidiary Ault Glazer Bodnar Capital Properties, LLC, is also a director of Ault Glazer Bodnar & Company, Inc. The Company's management believes the loan from AGB Acquisition Fund is on terms at least as favorable as could be obtained from an unrelated third party.

Employment Agreement of Darrell W. Grimsley, Jr.

      On January 30, 2006, the Company's 50%-owned subsidiary Automotive Services Group, LLC ("ASG") entered into an amended employment agreement to employ Darrell W. Grimsley, Jr. as ASG's Chairman and Chief Executive Officer. The employment agreement is effective as of January 30, 2006 and continues for an initial term of 60 months. The employment agreement will automatically renew for successive 12-month terms unless either party delivers to the other party written notice of termination at least 30 days before the end of the then current term. Mr. Grimsley's base compensation is $150,000 per year. Mr. Grimsley will receive options to purchase 100,000 shares of the Company's common stock with a strike price of $3.75 per share granted as of July 18, 2005 in accordance with his prior employment agreement with ASG, which options will vest equally over four years beginning July 18, 2006. In the event that ASG has two operating facilities and has been profitable for a period of six consecutive months all unvested options from the July 18, 2005 option grant will automatically vest. In addition, on the date the Company acquires Mr. Grimsley's 50% equity interest in ASG, the Company will grant him additional options to purchase 50,000 shares of the Company's common stock with a strike price equal to the fair market value of the Company's common stock on such date, which options will vest equally over four years from the date of grant. Mr. Grimsley is entitled to participate in all of ASG's benefit plans in effect from time to time for employees of ASG. Mr. Grimsley is entitled to three weeks of paid vacation, to be scheduled and taken in accordance with ASG's standard vacation policies. In addition, Mr. Grimsley is entitled to sick leave and holidays at full pay in accordance with ASG's policies established and in effect from time to time. The agreement also contains customary provisions for disability, death, confidentiality, indemnification and non-competition. Mr. Grimsley has the right to voluntarily terminate the employment agreement at any time with or without cause upon 30 days' prior written notice. If Mr. Grimsley terminates the employment agreement for cause as described in the agreement, (a) ASG must pay Mr. Grimsley all accrued base compensation through the date of termination plus all accrued vacation pay and bonuses, if any, (b) as severance compensation, ASG


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must pay Mr. Grimsley an amount equal to six months of Mr. Grimsley's base compensation and bonus at the highest rate in effect during the employment term,
(c) ASG must provide Mr. Grimsley continued health insurance benefits for six months after the termination date, (d) ASG must obtain the release of any collateral which Mr. Grimsley may have personally pledged as security on behalf of ASG, and (e) all unvested stock options granted to Mr. Grimsley will immediately vest. If ASG terminates the employment agreement without cause as described in the agreement, (a) ASG must pay Mr. Grimsley all accrued base compensation through the date of termination plus all accrued vacation pay and bonuses, if any, (b) as severance compensation, ASG must pay Mr. Grimsley an amount equal to the greater of twelve months of Mr. Grimsley's base compensation and bonus at the highest rate in effect during the employment term or his base compensation and bonus for the remaining employment term not to exceed 24 months, (c) ASG must provide Mr. Grimsley continued health insurance benefits for the greater of twelve months after the termination date or the remaining employment term or until he acquires health insurance benefits provided by another employer, (d) ASG must obtain the release of any collateral which Mr. Grimsley may have personally pledged as security on behalf of ASG, and (e) all unvested stock options granted to Mr. Grimsley will immediately vest. If Mr. Grimsley voluntarily terminates the employment agreement or ASG terminates the agreement for cause, (a) ASG must pay Mr. Grimsley all accrued base compensation through the date of termination plus all accrued vacation pay and bonuses, if any, (b) ASG must obtain the release of any collateral which Mr. Grimsley may have personally pledged as security on behalf of ASG, and (c) all unvested stock options granted to Mr. Grimsley will be cancelled.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

      See Item 1.01 above.

Item 5.01 Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

      Effective January 30, 2006, Darrell W. Grimsley, Jr. was appointed Chairman and Chief Executive Officer of the Company's 50%-owned subsidiary ASG.

      Mr. Grimsley (Age 40) has been a practicing attorney during the last five years. From May 1, 1999 to present, Mr. Grimsley has been managing member of D.W. Grimsley, Jr., LLC, a law firm practicing in the areas of credit, toxic torts, employment law, due diligence reporting and business consulting and advising. From October 1, 2003, Mr. Grimsley has been managing member of The Bankruptcy Group, LLC a law firm focusing on business and consumer bankruptcy law. From July 16, 2005 until December 29, 2005, Mr. Grimsley was a director of Digicorp (OTCBB: DGCO). From August 30, 2005 until January 27, 2006, Mr. Grimsley was a director of IPEX, Inc. (OTCBB: IPEX).

      The Company expects to purchase Mr. Grimsley's 50% equity interest in ASG from Mr. Grimsley. No definitive agreement has been reached with respect to that transaction. Except as described above, there has been no transaction during the last two years, or any proposed transaction, to which the Company was or is to be a party, and in which Mr. Grimsley had or is to have a direct or indirect material interest. There are no family relationships between Mr. Grimsley and the Company's directors, executive officers or persons nominated or charged by the Company to become directors or executive officers. On January 30, 2006, ASG entered into an amended employment agreement with Mr. Grimsley, the material terms of which are described under Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit
Number                         Description
--------------------------------------------------------------------------------

4.1 Secured Promissory Note in the principal amount of $25,000 issued January 26 2006 to Ault Glazer Bodnar Acquisition Fund LLC

4.2 Secured Promissory Note in the principal amount of $35,000 issued January 27, 2006 to Ault Glazer Bodnar Acquisition Fund LLC

10.1 Security Agreement dated January 26, 2006 by and between Ault Glazer Bodnar Acquisition Fund LLC and Patient Safety Technologies, Inc.

10.2 Security Agreement dated January 27, 2006 by and between Ault Glazer Bodnar Acquisition Fund LLC and Patient Safety Technologies, Inc.

10.3 Amended Employment Agreement entered into as of January 30, 2006 between Automotive Services Group, LLC and D.W. Grimsley, Jr.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Patient Safety Technologies, Inc.


Dated: February 1, 2006                   By: /s/ Louis Glazer M.D.
                                              ----------------------------------
                                          Name:   Louis Glazer, M.D., Ph.G.
                                          Title:  Chief Executive Officer


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